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                      AMENDMENT TO SEVERANCE PAY AGREEMENT              10-10-95

     This Amendment made effective as of the 24th day of October, 1995 to the Severance Pay Agreement entered into effective as of July 1, 1990 by and between TCF bank Minnesota fsb (formerly known as TCF Banking and Savings, F.A.) ("TCF Bank"), TCF Financial Corporation ("TCF Financial") and Barry Winslow ("Executive"), and previously amended on the 4th day of December, 1990.

     WHEREAS, the parties desire to amend the Severance Pay Agreement to remove TCF Bank Minnesota fsb as a party and to provide that TCF Financial's obligations are not subject to the limitations previously stated in the Agreement;

     NOW, THEREFORE, the Severance Pay Agreement is hereby amended as follows, effective the 24th day of October 1995:

                                       1.

     TCF Bank Minnesota fsb shall no longer be a party to the Agreement and any and all references to TCF Bank Minnesota in the Agreement are hereby deleted or deemed to be obligations of TCF Financial instead. The remaining parties to the Agreement shall be Executive and TCF Financial.

                                       2.

     Paragraph 4 is amended and restated in its entirety to read as follows:

     4. (LIMITATIONS). The Company's liability to Executive hereunder shall not be subject to any limitations unless and to the extent that TCF Financial's independent auditors determine that payments which would be considered "parachute payments" under Section 280G of the Internal Revenue Code (the "Code") would result in a reduction in Executive's net severance payments under this Agreement (computed after the imposition of excise taxes due under Section 4999 of the Code but before the imposition of other taxes) as a result of the imposition of excise tax under Section 4999 of the Code on amounts paid under this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

ATTEST:                                 TCF BANK MINNESOTA FSB

By:  /s/ Diane Stockman                 By:  /s/ Thomas A. Cusick
    --------------------------              ---------------------------
Title:  Vice President                  Title:  Chairman



                                        TCF FINANCIAL CORPORATION

By:  /s/ Diane Stockman                 By:  /s/ Lynn A. Nagorske
    --------------------------              ---------------------------
Title:  Vice President                    Title:  President



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                                        EXECUTIVE

By:  /s/ Diane Stockman                  By:  /s/ Barry N. Winslow
    --------------------------              ---------------------------
Title:  Vice President                   Title:  President/GLB